CERTIFICATION PURSUANT TO 17 CFR 240.15(d)-14(a)
(SECTION 302 CERTIFICATION)

I, Gerald Bachmeier, certify that:

1.	I have reviewed this report on Form 10-K/A of Red Trail Energy, LLC;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Intentionally Omitted;

4.	Intentionally Omitted;

5.	Intentionally Omitted.

Date:	March 24, 2015	/s/ Gerald Bachmeier
Gerald Bachmeier Chief Executive Officer